Exhibit 10.1

                                     REVISED
                              EMPLOYMENT AGREEMENT

         THIS REVISED EMPLOYMENT AGREEMENT ("AGREEMENT"), made this 1st day of January, 1997, by and between THE MIDDLEBURG BANK ("BANK") and JOSEPH L. BOLING, President and Chief Executive Officer ("PRESIDENT").
         WHEREAS, it is the desire of the BANK to have the benefit of PRESIDENT'S loyalty, service and counsel; and
         WHEREAS, the PRESIDENT wishes to continue in the employ of the as President; and
         WHEREAS, the BANK desires to continue to employ the PRESIDENT in his present capacity; and
         WHEREAS, PRESIDENT possesses certain valuable knowledge, professional skills and expertise essential to the continued viability of the business of the BANK; and
         WHEREAS, the BANK desires to continue to utilize the aforesaid knowledge, professional skills and expertise of the PRESIDENT in the conduct of the business of the BANK; and
         WHEREAS, the BANK and PRESIDENT desire to continue to set forth, in writing, the terms and conditions of their agreements and understandings,
         NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending legally to be bound, agree as follows:
         1. Employment: The BANK agrees to continue to employ the PRESIDENT of the Bank and the PRESIDENT agrees to serve the BANK upon the terms and conditions herein provided. The PRESIDENT agrees to perform such managerial duties and responsibilities as shall be assigned to him by the Board of Directors of the BANK. The PRESIDENT shall devote his full time and attention to the discharge of the duties undertaken by him hereunder.
         2. Term of Employment: The continued employment of the PRESIDENT shall commence on January 1, 1997, and continue to December 31, 2001, unless sooner terminated in accordance with the provisions of Article 5. After December 31, 1999, the Agreement and all its terms and provisions shall be automatically extended from year-to-year, unless terminated in accordance with the provisions of Article 5.
         3. Compensation: As compensation for the services to be rendered by the PRESIDENT of the BANK under this Agreement, the Executive Committee has set a current base annual salary of One Hundred Eighty-Four Thousand Forty-Six Dollars ($184,046) for the year 1997. The PRESIDENT may receive incentive or bonus compensation in the amounts determined by the Executive Committee of the BANK in accordance with performance objectives established by the Board of Directors. For the year 1996, the Executive Committee has also provided the PRESIDENT with an incentive payment of Twenty Thousand Dollars ($20,000) for his outstanding services to the BANK in 1996, payable in January, 1997.
         4.       Additional Benefits:
         (a) In addition to all the benefits which are provided to all other employees of the BANK, PRESIDENT shall be eligible for participation in annual salary increases and any additional plans, programs or forms of compensation or benefits that the Board of Directors of the BANK might hereinafter provide to the employees of the BANK, to include but not be limited to, major medical and dental insurance, (membership in the Middleburg Tennis Club and in a local golf club).
         (b) In the event of the physical or mental disability of the PRESIDENT by reason of which the PRESIDENT is unable to perform the essential duties of his employment hereunder, the BANK will continue to pay or provide to the PRESIDENT the compensation and benefits provided for hereunder for the first six (6) months of such disability. If, however, the disability shall continue beyond such six (6) month period, the BANK may, at its election, terminate PRESIDENT'S employment under this agreement, in which case, PRESIDENT shall receive the disability benefits payable under the BANK's disability plan through the Virginia Bankers Association, such plan providing for coverage to commence six (6) months after the occurrence of such disability.
         (c) The BANK shall provide to PRESIDENT an automobile and payment of all related automobile expenses.
         5.       Termination:
         (a) For Cause. Notwithstanding any other provision hereof, the BANK may terminate PRESIDENT's employment under this Agreement for cause. The termination shall be evidenced by written notice thereof to the PRESIDENT, which shall specify the cause of termination. For purposes hereof, the term "cause" shall mean failure of the PRESIDENT to perform his duties under this Agreement for a period of six (6) months or for unlawful business conduct; theft; committing of a felony; or a material breach of this Agreement. The term "cause" shall also include the failure of PRESIDENT for any reason, within ten (10) days after receipt by PRESIDENT of written notice thereof from the Board of Directors of the BANK to correct, cease, or otherwise alter any action or omission that materially or adversely affects the BANK's profits or operations.
         (b)      Other:
                  (1) If PRESIDENT resigns or voluntarily leaves the employ of the BANK, upon giving the BANK ninety (90) days advance notice, the BANK's obligations to PRESIDENT under this Agreement shall terminate and the BANK shall have no further liability to PRESIDENT under this Agreement; provided, however, if PRESIDENT resigns or voluntarily leaves the employ of the BANK because of the BANK's failure to comply with any substantial term of this Agreement, then PRESIDENT shall be entitled to the compensation and benefits set forth in Paragraphs 3 and 4 hereof for the period of time as set forth in paragraph 5(b)(2) hereof.
                  (2) The BANK may at any time, elect to terminate its obligations hereunder without "cause" and remove PRESIDENT from employment on thirty (30) days written notice, if the Bank elects to terminate PRESIDENT's employment without "cause", then PRESIDENT shall be entitled to receive the compensation and benefits due under Paragraphs 3 and 4 under this Agreement for a period of time which is the greater of (i) the remaining term of employment provided for in this Agreement, or (ii) thirty-six (36) months, commencing on the date of termination.
         (c) Change of Control of BANK: This Agreement may be terminated by PRESIDENT in the event of a change of control of the BANK, upon the following terms:
                  (1) "Change of Control" defined as the date upon which any of the following occurs: (i) notice filed with respect to change of ownership of the BANK with the Federal Reserve Bank of Richmond, Virginia and with the State Corporation Commission of Virginia; (ii) a change of ownership of the BANK occurs which must be reported to the Securities and Exchange Commission as a change of control; (iii) the merger or consolidation of BANK with, or into, another corporation; or (iv) the sale, conveyance or other transfer of substantially all of the assets of BANK. However, any transaction under (iii) or
(iv) shall not be considered a change in control if such action constitutes a mere reorganization of the BANK or creation of a Bank Holding Company. In the event that there is a transaction under a plan which involves a change in control of the BANK, then the date of change in control shall be the date that the last step in the plan causes a change in control of the entity last undergoing a change in control.
                  (2) If, upon a change in control, PRESIDENT is offered the same employment position at the same location as he occupied immediately prior to the change in control, with no less than the same compensation and benefits, then the PRESIDENT, may not terminate this Agreement, pursuant to the provisions for this paragraph 5(c), which shall then continue in full force and effect.
                  (3) If, upon a change in control, the PRESIDENT is not offered the same employment position at the same location as he occupied immediately prior to the change in control, with no less than the same compensation and benefits, then the PRESIDENT may terminate this Agreement pursuant to the provisions of this paragraph 5(c).
                  (4) If, upon a change in control, PRESIDENT is offered and accepts a senior level position in a location acceptable to him, nevertheless PRESIDENT may terminate this Agreement, at his sole option and at any time within ninety (90) days of the change in control, by giving written notice and the date of termination shall be the date of the notice. Such a termination by PRESIDENT shall be a termination because of change in control and not a termination under Paragraph 5 hereof.
                  (5) If this Agreement is terminated by PRESIDENT because of change of control, his compensation and benefits shall continue for the remainder of the term of this Agreement, or for a period of thirty-six (36) months from the date of change in control, whichever is greater. At the option of PRESIDENT, such compensation and benefits shall be paid in either a lump sum or in monthly payments. In the event the PRESIDENT terminates this Agreement because of change of control, the PRESIDENT shall not be obligated to mitigate his damages by accepting other employment. Should the PRESIDENT seek other employment, it should not be in conflict with the provisions of Paragraph 6, below.
         6. Competition Covenant: Upon termination of this Agreement for any reason, PRESIDENT covenants he will not directly or indirectly engage in competition with BANK, whether through employment by a bank or other financial services business or in any other manner. The restriction of this paragraph shall be limited to the geographic area which is within seventy-five (75) miles of BANK's principal place of business in Middleburg, Virginia; and shall expire one (1) year after termination of this Agreement or one (1) year after PRESIDENT ceases to receive compensation and other benefits hereunder, whichever time is longer.
         7. Severability: The provisions of this Agreement, including particularly but not solely the provisions of Paragraph 6, shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions of this Agreement shall not affect the validity and enforceability of the other provisions.
         8. Miscellaneous: The Bank, by the signature of the Chairman of the Executive Committee of the Board of Directors, hereby approves this Revised Employment Agreement with the President dated January 1, 1997. This Agreement shall be governed by the laws of the Commonwealth of Virginia except to the extent national banking law may be controlling.
         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                       THE MIDDLEBURG BANK


                                       by:                                (SEAL)
                                          -------------------------------
                                       G.  A.  Horkan, Jr., Chairman of the
                                       Executive Committee of the Board of
                                       Directors


                                          ------------------------------- (SEAL)
                                       JOSEPH L. BOLING, President and Chief
                                       Executive Officer of The Middleburg Bank